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                                                                     EXHIBIT 2.4

         THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN

    NUCLEUS, INC. (formerly known as American General Ventures, Inc.)

                        AND NUCLEUS HOLDING CORP.

   This Third Amendment to the Agreement and Plan of Merger between Nucleus, Inc. (formerly known as American General Ventures, Inc.), a Nevada Corporation (the "Buyer"), and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of February 26, 1999.

   WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 30, 1998; and

   WHEREAS, the Agreement and Plan of Merger was amended on December 23, 1998 and again on January 20, 1999; and

   WHEREAS, paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger provide for termination of the Agreement of Merger, under certain circumstances, if the closing (as defined therein) has not occurred by December 31, 1998; and

   WHEREAS, Section 2(b) of the Agreement of Merger provides for termination of the Agreement of Merger, under certain circumstances, if the closing (as defined therein) has not occurred by February 28, 1999 (as amended on January 20, 1999); and

   WHEREAS, the parties hereto believe that due to the nature of the SEC review (described in the Amendment to the Agreement of Merger dated December 23, 1998), it may not be possible to hold the Special Buyer Meeting until April 30, 1999; and

   WHEREAS, paragraph (iv) (c) of Section 2(d) of the Agreement of Merger provides for certain persons to be acceptable to serve as directors of AGV; and

   WHEREAS, paragraph (iv) (d) of Section 2(d) of the Agreement of Merger provides that AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed President and Chief Executive Officer and Steven H. Walker to remain a Chairman of the Board of Directors and to be appointed as Vice President of Business Development of AGV; and

   WHEREAS, paragraph (v) of Section 2(d) of the Agreement of Merger provides that each Target share shall be converted into the right to receive 54,428,999 Buyer Shares (the ratio of 54,428.999 Buyer Shares to one Target Share); and

   WHEREAS, Section 3(e) of the Agreement of Merger provides that the Financial Statements of the Target for the fiscal quarter ended June 30, 1998, and for the fiscal year ended December 31, 1997 have been prepared in accordance with GAAP; and

   WHEREAS, Section 3(f) of the Agreement of Merger provides that there has not been any material adverse change in the financial condition of the Target and its Subsidiaries since the Most Recent Fiscal Quarter End; and

   WHEREAS, Section 3(g) of the Agreement of Merger provides that the Target and its Subsidiaries does not have any liability (whether known or otherwise), except for the liabilities set forth on the face of the balance sheet dated as of June 30, 1998, nor has the target or its Subsidiaries become aware of any liabilities which have arisen after June 30, 1998 which would cause a breach of contract, breach of warranty, tort, infringement, or violation of law as defined therein; and

   WHEREAS, Section 4(b) of the Agreement of Merger provides that 11,681,268 Buyer Common Shares and 3,670,401 Buyer Warrants are issued and outstanding; and
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   WHEREAS, Section 4(f) of the Agreement of Merger provides that the Target has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998 (the "Most Recent Fiscal Quarter End"), June 30, 1998, and March 31, 1998, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

   WHEREAS, Section 4(g) of the Agreement of Merger provides that there have been no material adverse changes in the financial condition of the Buyer and its subsidiaries since the Most Recent Fiscal Quarter Ended; and

   WHEREAS, Section 4(h) provides that the Buyer and its Subsidiaries do not have any liability (whether known or otherwise), except for the liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End, nor has the Buyer or its Subsidiaries become aware of any liabilities which have arisen after the Most Recent Fiscal Quarter End which would cause a breach of contract, breach of warranty, tort, infringement, or violation of law as defined therein; and

   WHEREAS, paragraph (vii) of Section 6(b) provides that Nucleus shall have received the resignation, effective as of the Closing, of Christopher Walker as director of AGV; and

   WHEREAS, the parties wish to amend certain aspects of the Agreement of Merger.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The references to "February 28, 1999" in Section 2(b) and in paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger (as amended on January 20, 1999) shall be deleted and replaced by references to "April 30, 1999."

     2. Paragraph (iv) (c) of Section 2(d) of the Agreement of Merger shall be amended to include J. Theodore Hartley as acceptable to serve as a director of AGV.

     3. Paragraph (iv) (d) of Section 2(d) of the Agreement of Merger shall be amended to provide that AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed as Chairman of the Board of Directors, as well as President and Chief Executive Officer of AGV and Steven H. Walker will resign as Chairman of the Board of Directors. Additionally, reference in such paragraph to "Vice President of Business Development" shall be deleted and replaced by "Vice President--Strategic Alliances."

     4. The reference in paragraph (v) of Section 2(d) of the Agreement of Merger to "54,428,999" shall be deleted and replaced by "5,307,109" and the reference to "54,428.999" shall be deleted and replaced by "5,307.109."

     5. The references in Section 3(e) of the Agreement of Merger to "the fiscal quarter ended June 30, 1998" shall be deleted and reference to "fiscal year ended December 31, 1997" shall be deleted and replaced by "the fiscal year ended December 31, 1998."

     6. The references in Section 3(f) of the Agreement of Merger to "Most Recent Fiscal Quarter End" shall be deleted and replaced by "Most Recent Fiscal Year End."

     7. The references to "June 30, 1998" in Section 3(g) of the Agreement of Merger shall be deleted and replaced by "December 31, 1998."

     8. The references in Section 4(b) of the Agreement of Merger to "11,681,268" shall be deleted and replaced by "1,129,827" and the reference to "3,670,501" shall be deleted and replaced by "367,050" to reflect the Buyer's one-for-ten reverse stock split which became effective December 8, 1998.

     9. The reference in Section 4(f) of the Agreement of Merger to "Target" shall be deleted and replaced by "Buyer," the reference to "Most Recent Fiscal Quarter End" shall be deleted in its entirety and the reference to "December 31, 1997" in such Section shall be deleted and replaced by "December 31, 1998 (the "Most Recent Fiscal Year End")."

     10. The reference to "Most Recent Fiscal Quarter End" in Section 4(g) of the Agreement of Merger shall be deleted and replaced by "Most Recent
  Fiscal Year End."
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     11. The reference to "Most Recent Fiscal Quarter End" in Section 4(h) of
  the Agreement of Merger shall be deleted and replaced by "Most Recent
  Fiscal Year End."

     12. Paragraph (vii) of Section 6(b) shall be amended to include that Nucleus shall also receive the resignation, as of the Closing, of Steven Walker as Chairman of the Board of Directors of AGV.

     13. Except as modified hereby, all other terms and conditions of the Agreement of Merger shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Agreement of Merger as of the date first above written.

Nucleus, Inc.

(formerly known as

American General Ventures, Inc.)          Nucleus Holding Corporation

        /s/ Steven Walker                           /s/ John Paulsen

By: ____________________________           By: ____________________________
         Title: President                           Title: President